SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 18, 2005
(Date of earliest event reported)

TERAYON COMMUNICATION SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-24647	77-0328533
(State or other jurisdiction	(Commission	(I.R.S. employer
of incorporation)	file number)	identification no.)

4988 Great America Parkway, Santa Clara, CA 95054

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 235-5500

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

Item 7.01. Regulation FD Disclosure.

     On April 18, 2005 – Terayon Communication Systems, Inc. (“Terayon”) issued a press release that announced it will release first quarter 2005 results on Tuesday, May 3, 2005 after market close.

     On April 18, 2005 – Terayon issued a press release that that it will unveil new Digital Motion Graphics Overlay (DMGO) technology at the National Association of Broadcasters (NAB) show in Las Vegas, April 18-21.

     On April 19, 2005 – Terayon issued a press release that it has added four more members to its Terayon Partner Program: Chyron, a leader in broadcast television graphics software and hardware; Concurrent, a leader in digital on-demand systems; Latens, a leader in content and revenue protection systems; and Miranda Technologies, a leader in video infrastructure products and solutions.

ITEM 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit 99.1	Terayon to Report First Quarter 2005 Financial Results on May 3, 2005
Exhibit 99.2	Terayon Demonstrates New Digital Motion Graphics Overlay Technology for Channel Branding and Advertising at NAB Show
Exhibit 99.3	Terayon Adds Four New Members to its Expanding Partner Program

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Terayon Communication Systems, Inc.

By:	/s/ Mark Richman

Mark Richman
Chief Financial Officer

Date: April 19, 2005

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Exhibit Index

Exhibit No.	Description
Exhibit 99.1	Terayon to Report First Quarter 2005 Financial Results on May 3, 2005
Exhibit 99.2	Terayon Demonstrates New Digital Motion Graphics Overlay Technology for Channel Branding and Advertising at NAB Show
Exhibit 99.3	Terayon Adds Four New Members to its Expanding Partner Program